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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): FEBRUARY 23, 2000

                        NEW PLAN EXCEL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

         MARYLAND                     1-12244                 33-0160389
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)               File Number)       Identification Number)

1120 AVENUE OF THE AMERICAS, 12TH FLOOR
         NEW YORK, NEW YORK                                        10036
(Address of principal executive offices)                         (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 869-3000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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                        NEW PLAN EXCEL REALTY TRUST, INC.

ITEM 5.   OTHER EVENTS

     In connection with the retirement of Arnold Laubich from certain of his positions with New Plan Excel Realty Trust, Inc. (the "Company") and its subsidiaries effective February 23, 2000, including the position of President and Chief Executive Officer of the Company, the Company entered into an agreement with Mr. Laubich (the "Retirement Agreement"). The Retirement Agreement provides for the resignation of Mr. Laubich from all of his positions with the Company and its subsidiaries and affiliates other than his position as a director of the Company, the mutual release by the Company and Mr. Laubich of any claims against the other (subject to certain exceptions), and the payment by the Company of certain retirement benefits, including (i) a lump sum retirement payment of $2.5 million, (ii) the unpaid portion of Mr. Laubich's 1999 bonus, and (iii) the continuation of medical benefits for Mr. Laubich and his eligible family members during the subsequent five years. Stock options currently held by Mr. Laubich will continue to vest on the same schedule and remain exercisable through their original term as though Mr. Laubich continued to be an employee, subject to certain limitations.

     Under the Retirement Agreement, until the first anniversary of the later of the date of termination of Mr. Laubich as provided in the Retirement Agreement or the date Mr. Laubich ceases to be a director of the Company, generally, Mr. Laubich may not (i) engage in any business, directly or as an officer, director, partner or joint venturer, related to strip shopping centers or factory outlet centers, which is competitive with the Company, (ii) divert to any person or entity any strip shopping center or factory outlet center project that the Company or its affiliates were pursuing, developing or attempting to develop as of the date of the Retirement Agreement, or (iii) solicit any officer, employee or consultant of the Company to leave the employ of the Company.

     The Retirement Agreement also provides for a transition period of six months during which time Mr. Laubich will provide advisory and consultative services to certain senior executive officers of the Company. During this time, he will be compensated at a monthly rate of $40,000 for such services by the Company.

     The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference herein.

     Contemporaneously with the Company's entering into the Retirement Agreement, the Company entered into an employment agreement with Glenn J. Rufrano (the "Employment Agreement"), pursuant to which Mr. Rufrano became the President and Chief Executive Officer of the Company. The Employment



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Agreement provides for an initial term commencing on February 23, 2000 and ending on the fifth anniversary thereof (i.e., February 23, 2005), extending automatically thereafter for one (1) additional year unless either the Company or Mr. Rufrano elects not to extend the term. The Employment Agreement also provides that Mr. Rufrano be nominated by the Company at the annual meeting of shareholders of the Company in 2000 to serve as a Director of the Company, and that the Company use reasonable good faith efforts to cause Mr. Rufrano to be elected a Director. In addition, the Employment Agreement provides that, during the term of his employment under the Employment Agreement, Mr. Rufrano be Chief Executive Officer of the Company and be appointed as a full voting member of the Company's Investment Committee, or any successor committee thereto. Until such time as a President of the Company other than Mr. Rufrano is appointed, the Employment Agreement provides that Mr. Rufrano serve as President of the Company as well. Mr. Rufrano's annual base salary is $555,000 under the employment agreement, and he is entitled to receive an annual cash bonus of up to 100% of his base salary as determined by the Executive Compensation and Stock Option Committee of the Board of Directors. In the first year of the Employment Agreement, Mr. Rufrano's bonus will not be less than $325,000. The Employment Agreement also provides that Mr. Rufrano receive certain fringe benefits in connection with his employment.

     In connection with his employment, Mr. Rufrano was granted options to purchase 700,000 shares of the Company's common stock, at an exercise price of $12.8125 per share (the closing price of the Company's common stock on February 22, 2000). A total of 500,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 200,000 vest upon the eighth anniversary of the Employment Agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Mr. Rufrano also was granted options to purchase an additional 515,121 shares of the Company's common stock at an exercise price of $12.8125 per share, all of which options vested immediately upon Mr. Rufrano's employment with the Company. Mr. Rufrano has since exercised these options. The shares that were acquired upon the exercise of these options are subject to restrictions, which restrictions lapse ratably over five years commencing on the first anniversary of the exercise for all but 60,000 shares. The restrictions on the remaining 60,000 shares lapse on the eighth anniversary of the Employment Agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Shares not vested upon termination of Mr. Rufrano's employment are subject to repurchase by the Company at the lesser of the original exercise price or the then-current market price of the Company's common stock. In connection with the exercise of these options, the Company loaned Mr. Rufrano $6.2 million. The loan accrues interest at 8% per annum and matures on February 23, 2005 (or earlier under certain circumstances). A portion of the loan is secured by a pledge of the shares Mr. Rufrano acquired upon exercise of the options.



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     If Mr. Rufrano's employment is terminated by the Company without "Cause" or by Mr. Rufrano for "Good Reason," Mr. Rufrano will be entitled to severance benefits, including either (i) the sum of $2.5 million, if the termination of employment occurs prior to the expiration of the initial term of the Employment Agreement, or (ii) the base salary for Mr. Rufrano from the date of termination of employment through the end of the employment period under the Employment Agreement if the termination occurs after an extension of the original five-year term of the Employment Agreement. In addition, Mr. Rufrano's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good Reason" is defined to include, among other things, a "Change in Control" of the Company (as defined in the Employment Agreement) and a failure of the Company to have outside directors constituting at least a majority of the Board of Directors by September 2001.
The Employment Agreement also provides for certain benefits upon Mr. Rufrano's death or disability. If the Employment Agreement is terminated by Mr. Rufrano without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Rufrano may not (i) serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers,
(ii) generally, engage in any business which is competing with the Company or its affiliates, (iii) divert to any entity any business of the Company or its affiliates, or (iv) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

     The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement and the other agreements described above, copies of which are filed as exhibits hereto and are incorporated by reference herein.

     On February 25, 2000, the Company issued a press release announcing the foregoing matters. A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

ITEM 7.   EXHIBITS

          The following exhibits are filed as part of this report:

10.1 Employment Agreement, dated as of February 23, 2000, by and between the Company and Glenn J. Rufrano.

10.2 Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 460,976 options).



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10.3      Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 39,024 options).

10.4 Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 200,000 options).

10.5 Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 515,121 options).

10.6 Recourse Promissory Note, dated February 23, 2000, made by Glenn J. Rufrano in favor of the Company.

10.7 Limited Recourse Promissory Note, dated February 23, 2000, made by Glenn J. Rufrano in favor of the Company.

10.8 Stock Pledge Agreement, dated February 23, 2000 between the Company and Glenn J. Rufrano.

10.9 Agreement, dated as of February 23, 2000, by and between the Company and Arnold Laubich.

99.1      Press Release, dated February 25, 2000, issued by the Company.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NEW PLAN EXCEL REALTY TRUST, INC.



Date: March 9, 2000               By: /s/ Steven F. Siegel
                                     ----------------------------------
                                     Steven F. Siegel
                                     Senior Vice President, General Counsel
                                      and Secretary



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                                  EXHIBIT INDEX

Exhibit                  Document

10.1 Employment Agreement, dated as of February 23, 2000, by and between the Company and Glenn J. Rufrano.

10.2 Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 460,976 options).

10.3 Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 39,024 options).

10.4 Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 200,000 options).

10.5 Stock Option Agreement, dated as of February 23, 2000 by and between the Company and Glenn J. Rufrano (relating to 515,121 options).

10.6 Recourse Promissory Note, dated February 23, 2000, made by Glenn J. Rufrano in favor of the Company.

10.7 Limited Recourse Promissory Note, dated February 23, 2000, made by Glenn J. Rufrano in favor of the Company.

10.8 Stock Pledge Agreement, dated February 23, 2000 between the Company and Glenn J. Rufrano.

10.9 Agreement, dated as of February 23, 2000, by and between the Company and Arnold Laubich.

99.1      Press Release, dated February 25, 2000, issued by the Company.